
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                      11,375,426
<SECURITIES>                               272,473,003<F1>
<RECEIVABLES>                                2,066,384
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                            17,781,029<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             303,695,842
<CURRENT-LIABILITIES>                        1,312,722<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   302,764,362
<OTHER-SE>                                   (381,242)<F4>
<TOTAL-LIABILITY-AND-EQUITY>               303,695,842
<SALES>                                              0
<TOTAL-REVENUES>                             5,234,390<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,259,387<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,975,003
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,975,003
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,975,003
<EPS-PRIMARY>                                      .22
<EPS-DILUTED>                                        0

<F1>Includes Participating Insured Mortgage Investments ("PIMIs")(insured mortgages of $150,421,994 and Additional Loans of $29,952,351), Participating Insured
Mortgages ("PIMs") of $46,932,699 and Mortgage-backed securities ("MBS") of
$45,165,959.
<F2>Includes prepaid acquisition fees and expenses of $16,483,642 net of accumulated amortization of $3,319,663 and prepaid participation servicing fees of $5,494,547 net of accumulated amortization of $877,497.
<F3>Includes deferred income on Additional Loans of $1,304,338.
<F4>Unrealized loss on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $515,944 of amortization of prepaid fees and expenses.

